Exhibit 4.56

Dated: April 3, 2019

Agreement on Transfer of 100% Equity Interests in

Beijing Shuoge Technology Co., Ltd.

between

ChinaCache Xin Run Technology (Beijing) Co., Ltd.

and

People.cn Co., Ltd.

This agreement is entered into on the date of April 3, 2109, with its place of performance at Shunyi District, Beijing, by and between the two parties:

Transferor: ChinaCache Xin Run Technology (Beijing) Co., Ltd., with its registered address at Buildings 1 and 2, 1 Zhuyuan 4th Street, Shunyi District, Beijing

(3/F, Building 1, Tianzhu Comprehensive Bonded Zone), legal representative: Ye Yating (hereinafter “Party A”)

Transferee: People.cn Co., Ltd., with its registered address at No. 234, Tower B, 28 Xinjiekouwai Street, Xicheng District, Beijing, legal representative: Ye Zhenzhen (hereinafter “Party B”)

Target company: Beijing Shuoge Technology Co., Ltd., with its registered address at Room 002, 1F, Building 2, Courtyard 8, Zhuyuan 3rd Street, Shunyi District, Beijing (Tianzhu Comprehensive Bonded Zone), legal representative: Liu Peng. (hereinafter “the Company”)

Whereas:

1.	Party A, Party B and the Company signed a Framework Agreement on Transfer of Machine-Room Building dated August 28, 2013 and a Termination Agreement for the Framework Agreement on Transfer of Machine-Room Building dated April 9, 2014, subsequently signed anew a Framework Agreement on Transfer of Machine-Room Building and a Memorandum on Transfer of Machine-Room Building on April 10, 2014, and then entered into a Payment Agreement dated April 11, 2014, a Payment Agreement dated January 26, 2015, a Framework Agreement on Transfer of Equity Interest dated December 29, 2017, and a Memorandum on Communication and Signing of Agreement on Transfer of Equity Interest in Beijing Shuoge Technology Co., Ltd. dated March 8, 2019. In accordance with these agreements and memorandums, as of the date hereof, Party A has injected into the Company a machine-room building (including equipment inside the building) to be developed and constructed on the plot A-05-① of Tianzhu Comprehensive Bonded Zone, Shunyi District, Beijing and the corresponding land use right (hereinafter referred to as “the Property”).After such asset injection, all the corresponding equity interest of the Company has been appraised by Zhonghe Asset Appraisal Co., Ltd., and the equity interest delivery has not yet been carried out by the two Parties;

2.	The Company is a wholly owned subsidiary of Party A, in which Party A holds 100% equity interest;

3.	The Company has now obtained the House Property Ownership Certificate and State-owned Land Use Certificate for the said Property, that is, Building 3, Courtyard 8, Zhuyuan 3rd Street, Shunyi District, Beijing, and enjoys all rights and interests in and to the Property and the corresponding land. The Property covers a floor area of 10247.94㎡;

4.	Party A wishes to transfer to Party B, and Party B wishes to be transfered from Party A, the 100% equity interest that Party A holds in Beijing Shuoge Technology Co., Ltd.

Now therefore, based on the above, the three parties have agreed on relevant matters and signed this agreement as follows:

1.	Basic Information of the Company

Beijing Shuoge Technology Co., Ltd., with its registered address at Room 002, 1F, Building 2, Courtyard 8, Zhuyuan 3rd Street, Shunyi District, Beijing (Tianzhu Comprehensive Bonded Zone), legal representative: Liu Peng; please see Appendix I for additional basic information of the Company.

2.	Party A's Duty of Disclosure

Party A legally and validly holds 100% equity interest in the Company. The Company has now obtained the House Property Ownership Certificate and State-owned Land Use Certificate for the Building 3, Courtyard 8, Zhuyuan 3rd Street, Shunyi District, Beijing (hereinafter referred to as “the Property”) covering a floor area of 10247.94㎡, and enjoys all rights and interests in and to the Property and the machine-room equipment thereon. See Appendix I for details of the Company, the Property and machine-room equipment.

3.	Interpretation of Terms

3.1	Unless otherwise required by the context, for the purposes of this agreement, the following terms shall have the following meanings:

“Accounts” mean the audited financial statements of the Company as of the Accounting Date as disclosed by Party A; Party A has provided Party B in advance with a photocopy of copies of all records, reports and other documents accompanying the Accounts.

“Accounting Date” means October 31, 2014.

“Agreement” means this agreement, including all appendices hereto; the Agreement may only be supplemented and/or modified by both Parties in writing.

“Business Day” means a working day, other than Saturday, Sunday and holidays.

“Claim” means litigation, or any written assertion of rights or legal requirement, or any investigation, prosecution, claim, mediation or other means of dispute resolution.

“Knowledge of the Company” means the actual knowledge of key personnel of the Company after reasonable inquiry.

“Confidential Information” has the meaning given in Article 17.1 hereof.

“Disclosure” means the disclosure made to Party B by Party A or the Company or their respective agents, officers, directors or employees in writing, including but not limited to, matters and documents disclosed by email or via any Internet link. Party A will submit photocopies of the documents disclosed in accordance with Party B's written requirements to Party B no later than 10 days prior to the Delivery Date; provided that, if Party A becomes aware of any other information that it deems necessary to disclose to Party B prior to the Delivery, it may make such disclosure as soon as practicable.

“Effective Date” means the effective date as agreed in Article 20.2 hereof.

“Encumbrance” means any guarantee, pledge, mortgage, lien, obstruction (or burden), unfavorable claim, preferential arrangement or restriction of any kind, including but not limited to any restriction on use, voting, transfer, income or other exercises of ownership.

“Government Agencies” means any government, governmental or administrative, public, fiscal or judicial organization, ministry, commission, bureau, court, institution or entity, at the national, provincial, municipal, regional or local level.

“Land Contracts” mean (i) the land use contract relating to the Property; and (ii) contracts, agreements and any similar document on the construction or leasing of the Property.

“Laws” include laws, regulations, decrees, guidelines, notices or circulars of the People's Republic of China and its administrative bodies.

“Permit” means any permit, consent, grant, approval, ratification, permission, certificate, qualification, authorization, filing, notice, registration, right or similar power under applicable Laws.

“Losses” means all damages, losses and relevant costs and expenses, including reasonable legal costs and expenses. For the avoidance of doubt, Losses do not include indirect losses such as losses of expected profits or earnings.

“Parties” mean the transferor and transferee to the Agreement, a “Party” mean either of them.

“China” means the People’s Republic of China.

“Transfer Price” means the total price payable by Party B to Party A for the equity transfer in accordance with Article 4.1 hereof, as agreed by the Parties.

“RMB” means the lawful currency of China.

“Equity” means 100% equity interest of the Company at the time of Delivery.

“Delivery” means occurrence of the event described in Article 7 hereof.

“Delivery Date” means the date on which Party A and Party B completes the transfer of Equity in accordance with Article 7 hereof。

“Tax” means all forms of taxes, whether direct or indirect, whether levied by reference to revenue, profit, income, asset value, turnover, value added, import, export, customs, ownership of any asset or other matters.

“Transaction” means the sale and purchase of Equity of the Company carried out in accordance with terms of the Agreement.

“Transaction Documents” means the Agreement and other agreements, instruments and certificates entered into or signed in accordance with or in connection with the Agreement.

“Transition Period” means the period from the Effective Date of the Agreement to the Delivery Date.

“Warranty” means the various representations, warranties and undertakings made by Party B and Party A as set forth herein.

3.2	In the Agreement, headings are inserted for convenience only and shall not affect the interpretation of the Agreement.

3.3	The appendices hereto shall form an integral part of the Agreement, and have the same legal effect as the terms expressly set out in the body of the Agreement; and any reference to the Agreement shall include the appendices hereto.

4.	Sale and Purchase of Equity

4.1	Both Parties acknowledge that, determination of the Transfer Price hereunder (hereinafter “Transfer Price”) shall satisfy all the following conditions:

(1) The Transfer Price is RMB 251.8 million. (2) The appraisal report issued by Zhonghe Asset Appraisal Co., Ltd. shall take effect upon filing with People's Daily.

4.2	At the time of Delivery, Party A shall transfer to Party B all the Equity of the Company with full legal title and free from any Encumbrance (other than any Encumbrance imposed by applicable Laws or pursuant to Transaction Documents as agreed by both Parties), together with all rights attached to or arising out the Equity of the Company at and from the Delivery Date, including without limitation, right to dividends.

5.	Payment of Transfer Price and Refund of Difference

5.1	Party B has made an advance payment of RMB 325 million as Transfer Price to Party A before the date hereof. Now, in light of the Transfer Price of RMB 251.8 million as confirmed by both Parties, the amount prepaid by Party B is higher than the confirmed Transfer Price, and Party A agrees to refund the difference, that is, RMB 73.2 million, as follows:

5.1.1	The refund amount is RMB 73.2 million, and the final amount shall be the difference between RMB 325 million, the prepaid Transfer Price, and the Transfer Price confirmed by the appraisal report subject to filing.

5.1.2	Difference refund period: six years, from January 1, 2019 to December 31, 2024;

5.1.3	For specific refund arrangement and liability for breach of contract, the Parties will sign a separate agreement.

5.2	Party A shall provide Party B with collateral (as confirmed by Party B) of value equal to the refundable difference, which value shall be subject to the conclusion of a third-party appraisal agency commissioned by Party B, and sign an agreement therefor.

6.	Prerequisites

6.1	The completion of Delivery of the Transaction hereunder shall be subject to the following conditions being satisfied (or waived in accordance with Article 6.2):

With respect to Party A:

6.1.1	At the time of Delivery (including the Delivery Date), Party A has substantially performed and complied with obligations contained herein that Party A is required to perform or comply with;

6.1.2	Party A has obtained Permits applicable to Party A that are necessary for the execution of Transaction Documents and performance of obligations thereunder.

With respect to Party B:

6.1.3	At the time of Delivery (including the Delivery Date), Party B has substantially performed and complied with obligations contained herein that Party B is required to perform or comply with;

6.1.4	At the time of Delivery (including the Delivery Date), Party B has completed the filing of the appraisal report for entire property rights of the Company with People’s Daily;

6.1.5	Party B has obtained Permits (if any) applicable to Party B that are necessary for the execution of Transaction Documents and performance of obligations thereunder.

6.2	If any of the aforementioned conditions is not satisfied (unless it is waived in part or in whole by Party A or Party B in writing), either Party may terminate the Agreement, and relevant provisions of Article 10 shall apply. If all conditions have been satisfied or waived, the Parties shall conduct the Delivery in accordance with Article 7.

6.3	Party B may waive any one or more conditions stipulated in Article 6.1 by giving a written notice to Party A at any time; Party A also waive any one or more conditions stipulated in Article 6.1 by giving a written notice to Party B at any time. For the avoidance of doubt, the waiver of any condition by either Party shall not constitute the waiver of that condition by the other Party (even if relevant conditions are identical or similar).

6.4	Party A and Party B shall make reasonable efforts (as long as within the scope of their rights and with no need to incur any major expenses) to fulfill the above-mentioned conditions as soon as possible, and shall not render the fulfillment of any such condition impossible by any active action or intentional omission. Each Party must immediately notify the other Party of the fulfillment of any of the aforementioned conditions as well as any situation that might render such fulfillment impossible.

7.	Delivery Time and Delivery Method

7.1	The Delivery shall take place within 3 working days after the signing of the Agreement.

7.2	At the time of Delivery, all (not part) of the following shall be performed:

7.2.1	Obligations of Party A - At the time of Delivery, Party A shall deliver to Party B:

(1) Common seal, financial seal, corporate seal and any other seals of the Company;

(2) All application documents for changes of industrial and commercial registration required by the competent industrial and commercial administration, duly completed and affixed with the common seal;

(3) The Company shall hold a shareholders' meeting and pass the following resolutions:

(a) Relevant persons designated by Party B be appointed as the executive director and supervisors as of the Delivery Date;

(b) Amendments to the articles of association the Company be adopted, to reflect information of shareholders and the above changes.

(4) All vouchers, general ledger, subsidiary ledger, electronic version of financial account set, detail statement of account, bank statements, cash inventory statements, bank reconciliation statements and other financial information of the Company for the period from the establishment of the Company to the Delivery Date;

(5) Audit reports or statements over the years;

(6) License for bank account opening, e-bank shield, unused checks, and cash;

(7) Unused invoices, tax control equipment, electronic certificates, and tax returns;

(8) Appraisal reports relating to each capital increase;

(9) Original incorporation documents and certificates of the Company, including business license, tax registration certificate and organization code certificate;

(10) Original House Property Ownership Certificate and State-owned Land Use Right Certificate for the house properties in the name of the Company;

(11) The properties and machine-room equipment in the name of the Company which have passed the acceptance inspection by Party B;

(12) See details of other delivery contents in Appendix II hereto.

Both Parties agree, Party A shall complete the procedures for changes of industrial and commercial registration for the equity transfer hereunder within 21 business days after the Delivery Date, and Party B shall fully cooperate therewith.

7.2.2	Obligations of Party B - At the time of Delivery, Party B shall:

(1)	Have provided Party A with all application documents for change of industrial and commercial registration related to the Equity transfer, duly completed and stamped with common seal;

(2)	Have provided Party A with the list of directors, supervisors, chairperson and legal representative of the Company that are appointed by Party B, stamped with common seal;

(3)	Have obtained all regulatory Permits for the completion of transactions contemplated by the Agreement and other Transaction Documents.

7.2.3	Obligations of the Company - At the time of Delivery, the Company shall:

(1)	If any Tax is subsequently involved that is incurred due to the need to issue invoices for Party A’s increasing capital of the Company with fixed assets, on the premise of compliance with national tax Laws and relevant policies, and after confirmation by Party A and Party B, the Company shall pay such Tax to Party A.

(2)	The land tax and real estate tax arising under national tax regulations shall be borne by Party A before the completion of the Equity Transaction and by the Company after the completion of the same.

8.	Warranties

8.1	Party A hereby represents and warrants to Party B that:

8.1.1	Party A is a company incorporated and validly existing under Chinese law;

8.1.2	Party A has all necessary rights and authorizations to sign the Transaction Documents and perform its obligations thereunder;

8.1.3	All permissions or actions necessary for the authorization and execution of the Agreement and the Transaction Documents as well as for the performance of obligations by Party A under these agreements have been or will be obtained or taken prior to the Delivery Date by Party A and its officers, directors and shareholders;

8.1.4	Upon signature of the Transaction Documents by Party A, subject to any conditions under the Agreement, the Transaction Documents constitute a legal, valid and binding obligation to Party A, enforceable against it in accordance with their terms (except as otherwise restricted by applicable bankruptcy, bankruptcy reorganization and other statutory provisions).

8.1.5	The execution of the Transaction Documents and the performance of its obligations thereunder by Party A will not:

(i)	cause the violation of its articles of association;
(ii)	cause the violation of or constitute the breach under any document, agreement or instrument to which Party A is a party or by which it is bound;
(iii)	cause the violation of any law, statue, judgment or ruling applicable to Party A;
(iv)	require the consent of its shareholders and other persons (including any government authorities), and such consent has not been obtained.

8.1.6	Party A warrants that the property and machine room equipment under the Agreement enjoy complete ownership of assets without any encumbrance and dispute; that any and all machine rooms and equipment delivered under the Agreement will reach the design requirements, stay in good working order and maintenance and be suitable for their current or expected uses.

8.1.7	Party A warrants that the Equity of the Company is free from pledge, and that the Company does not provide external guarantee or set any burden (including but not limited to mortgage or pledge) on any of its assets for the interests of any other entities or make such commitments.

8.1.8	Except for any payable amount agreed to be borne by Party B under the Agreement, any other debts incurred by the Company prior to the Delivery Date shall be assumed and paid by Party A.

8.1.9	Prior to the execution of the Agreement, there are no legal proceedings brought by the Company or brought against it by any entity in connection with the bankruptcy or insolvency of the Company. The Company has not taken any action to initiate any dissolution, liquidation, winding up, amalgamation or debt reorganization.

8.1.10	Prior to the execution of the Agreement, there are no pending appeals brought by or against the Company or affecting any of its asset, property or business in any government department, or any claims brought against the Company. The Company or any of its asset or property is not bound by any government directive which will have or has had a material adverse effect or may have an effect on the legality, effectiveness or enforceability of the Agreement or on the completion of the proposed transaction hereunder.

8.1.11	Prior to the execution of the Agreement, the Company has always and will continue to conduct its business within the approved scope of operation in accordance with all laws and government directives applicable to it or any of its property, asset or business, and the Company has not violated any such laws or government directives.

8.1.12	All documents, materials and information provided to Party B before or after the execution of the Agreement are true, accurate, free of omission and non-misleading; any facts in respect of the Company or its business that may have a material adverse effect have been fully disclosed to Party B, and do not include any untrue statement of material facts or omission of material facts necessary to make such statements non-misleading.

8.2	Party B represents and warrants to Party that:

8.2.1	Party B is a company incorporated and validly existing under Chinese law;

8.2.2	Party B has all necessary rights and authorizations to sign the Transaction Documents and perform its obligations thereunder;

8.2.3	All permissions or actions necessary for the authorization and execution of the Agreement and the Transaction Documents as well as the performance of obligations by Party B under these agreements have been and will be obtained or taken by Party B and its officers, directors and shareholders prior to the Delivery Date;

8.2.4	Upon signature of the Transaction Documents by Party B, subject to any conditions under the Agreement, the Transaction Documents constitute a legal, valid and binding obligation to Party B, enforceable against it in accordance with their terms (except as otherwise restricted by applicable bankruptcy, bankruptcy reorganization and other statutory provisions).

8.2.5	The execution of the Transaction Documents and the performance of its obligations thereunder by Party B will not:

(i)	cause the violation of its articles of association;
(ii)	cause the violation of or constitute the breach under any document, agreement or instrument to which Party B is a party or by which it is bound;
(iii)	cause the violation of any law, statue, judgment or ruling applicable to Party B;
(iv)	require the consent of its shareholders and other persons (including any government authorities), and such consent has not been obtained.

8.2.6	Party B has sufficient funds to complete the transaction set forth in the Agreement, including but not limited to payment of the Transfer Price.

8.3	The Parties represent and warrant that, except as disclosed pursuant to the Agreement, all warranties contained herein are true, accurate and correct as of the effective date hereof. Party A and Party B acknowledge and agree that the Agreement is entered into by the other party in reliance on the warranties hereunder.

8.4	Party A and Party B shall, from the date of delivery and thereafter, indemnify the other Party for any direct economic loss actually incurred or suffered by that party due to any incorrectness or misleadingness of such warranties. Notwithstanding anything to the contrary contained herein, Party A or Party B shall not be liable for indemnification or other liabilities with respect to any special, punitive, indirect or consequential damages or any expected benefit and economic losses. Party A or Party B shall not assume the responsibility for indemnifying any loss caused or suffered by the reason of the other Party or its related third party or the Force Majeure Events.

9.	Indemnification

Party A irrevocably undertakes that Party A shall, as the request of Party B, indemnify and hold the Company and Party B from and against any losses that the Company may suffer or incur as a result of tax liability arising from intentionally malicious concealment by Party A of any payable taxes of the Company generated prior to the Delivery Date, provided that Party B shall not be repeatedly indemnified for such losses.

10.	Termination

10.1	If any Party terminates the Agreement in advance without any reason, such Party shall be deemed to be a breach of the Agreement, and the breaching party shall pay a penalty of RMB 25,000,000.00 to the non-breaching party. The Parties agree that, in case no delivery is made and either Party (the “Terminating Party”) terminates the Agreement under Section 13.5 by reason of any violation of representations and warranties by the other Party (the “Defaulting Party”), the Breaching Party shall within 5 business days after the termination of the Agreement pay to the Terminating Party liquidated damages by wire transfer of immediately available liquidated damages into the account that the Terminating Party notifies the Defaulting Party in writing. The Parties agree and acknowledge that the liquidated damage represents a payable penalty, as well as a true advance estimate of the losses that the Terminating Party may incur as a result of the failure by the Defaulting Party to complete the transactions hereunder.

10.2	If the Parties agree to terminate the Agreement through negotiation, neither Party shall be held responsible for breach of contract.

10.3	Upon termination of the Agreement, Party A shall return the full amount paid by Party B within 5 days after the date on which written confirmation of termination is made, and pay Party B capital cost at an annual interest rate of 5% for the period actually occupying such amount.

11.	Further Assurances

The Parties mutually warrant that they will take all legal actions and execute all documents as necessary or as required for implementing or giving effect to the provisions of the Agreement and any transactions hereunder.

12.	Liabilities for Delays

12.1	The Agreement shall be binding on the successors of the two Parties. Neither Party may assign all or any part of its rights and obligations under the Agreement without the written consent of the other Party.

13.	Miscellaneous

13.1	In case of any delay under the Agreement arising out of the failure of any Party to provide the necessary legal documents and formalities, the delaying party shall be fully responsible for all economic losses of the other Party.

13.2	Any and all remedies granted hereunder to either Party for breach of the Agreement shall not prejudice all other applicable legal rights and remedies, and any exercise or failure to exercise of any remedy shall not constitute as a waiver by such Party of its rights or remedies.

13.3	The Transaction Documents and all documents thereunder, including the attachments thereto, constitute the entire agreement between the Parties regarding the purchase and sale of Equity, and no change in such documents shall be valid unless the same is made in writing, signed and sealed by both Parties.

13.4	If at any time any portion of the provisions of the Agreement is or becomes illegal, invalid or unenforceable, the validity of the remaining provisions shall not be affected or diminished impaired thereby.

13.5	Subject to all conditions under Section 6 of the Agreement are satisfied or waived, the Non-breaching Party may take the following actions if the Delivery is unable to be made due to the failure of the other Party (the Defaulting Party) to comply with its obligations (including the delivery of events under Section 7.2) on the date which is set to be the Delivery Date:

13.5.1	Postpone the Delivery to the date not later than 7 business days after the Delivery Date, and such postponed date shall be deemed as the Delivery Date; or

13.5.2	Terminate the Agreement.

14.	Business Operations during the Transition Period

14.1	The period from the Effective Date of the Agreement to the Delivery Date shall be the Transition Period for this equity transfer as agreed by both Parties.

14.2	Party A hereby irrevocably undertakes that, except for any action necessary in connection with the daily operations of the Company or any matter contemplated in the Transaction Documents, it will not do or cause any other party to do any of the following during the Transition Period, unless it obtains (or is deemed to have obtained) the written consent to the such matters from Party B:

14.2.1	Assign, pledge or otherwise dispose the Equity of the Company; or create or cause to create any security obligation of whatsoever nature on any of the Company's assets, or fail to fulfill its repayment obligation of matured debts or take other actions that may increase the debt burden of the Company;

14.2.2	Transfer, sell, pledge or otherwise dispose the assets of any company;

14.2.3	Carry out any merger, acquisition, consolidation, spin-off, discontinuation of business or other similar activities on the Company;

14.2.4	Sign any contracts, agreements or other documents that may materially change the business nature or scope of the Company; make any change to any existing contracts to which the Company is a party, which would result in a material change to the business nature or scope of the Company;

14.2.5	Modify the articles of association and other constitutional documents of the Company, which may actually or potentially affect Party B's ability to obtain the actual control of the Company;

14.3	Party A irrevocably undertakes that, except for any action necessary in connection with the daily operations of the Company or any matter contemplated in the Transaction Documents, it will ensure:

14.3.1	That the business of the Company is carried on continuously and reasonably;

14.3.2	That any licenses necessary for the lawful operation of the Company are effectively maintained, including but not limited to the legal procedures that are required to be handled for renewal prior to the expiration of license term;

14.3.3	That prior to the Delivery Date, the salaries and wages are paid on due date and the relevant insurances, benefits and holidays are available to all employees of the Company in accordance with the provisions of applicable laws.

14.4	Party A guarantees to Party B that it has not taken any action as described in Section 14.2 from the accounting date to the effective date of the Agreement, except for those that have been disclosed to Party B.

15.	Force Majeure

15.1	“Force Majeure Events” refer to the following events, such as earthquakes, typhoons, floods or other acts of God and fires, explosions or acts of military authority, include riots, wars or unforeseeable events beyond the reasonable control of either Party. For the avoidance of doubt, any failure, cancellation or nullification of the obtainment or change of any approval, permit or right in related to this equity transfer due to any act or omission within the administrative authority of the government shall not be deemed as a force majeure event.

16.	Notice

16.1	All communications under the Agreement shall be in writing and shall be sent to the address specified on the first page hereof by personal service, mail (return receipt requested), E-mail or fax (electronic confirmation of receipt requested), and the above way of service does not affect any other form of service.

16.2	If sent by mail, the envelope containing notification or information shall be delivered to the authorized address of designated recipient via the courier delivery company with the postage pre-paid. If sent by E-mail or fax, it shall be transmitted to the authorized E-mail address or authorized fax number of designated recipient.

16.3	Subject to Section 16.4, the authorized address, E-mail and fax number of the Parties are as follows:

To Party A:

Address: Block A, Building 3, Diantong Chuangyi Plaza, No.7, North Jiuxianqiao Road, Chaoyang District, Beijing

Fax: 010-64085311

E-mail: wei.yang@chinacache.com

To Party B:

Address: New Media Tower, No.2, West Jintai Road, Chaoyang District, Beijing

Fax: 010-65368393

E-mail: fawubu@people.cn

16.4	Any change to the content of Section 16.3 shall be null and void as against the other Party unless it has been notified in writing to that Party.

16.5	All notices made or given shall be deemed as having been duly made and delivered:

(i)	on the delivery date or receipt date if sent by personal service, registered letter (postage prepaid and return receipt requested) or courier (credential requested) to the above address;
(ii)	on the date of transmission if sent by fax to the above fax number (electronic confirmation of receipt requested);
(iii)	at the time when the E-mail is successfully sent.

17.	Confidentiality and Announcement

17.1	In accordance with applicable laws and regulations as well as rules of any stock exchange and related institutions applicable to either Party, the Parties shall keep confidential the existence, nature or negotiating terms of the Transaction Documents, any information provided by or on behalf of Party A, any information provided by or on behalf of Party B and any company or transaction involved in the Transaction Documents (the “Confidential Information”), and shall use the Confidential Information only in connection with the transactions hereunder. In the event of termination of the Agreement, the receiving party shall return all Confidential Information to the providing party, or destroy written documents made by or on behalf of the receiving party based on the Confidential Information or return such documents to the providing party.

17.2	In accordance with applicable laws and regulations as well as rules of any stock exchange and related institutions applicable to either Party, the two Parties shall not make any announcement, notice or communication with respect to the Transaction Documents or the transactions or agreements involved therein or the transactions or agreements hereunder or any incidental matters thereto without consulting with the other Party about the facts and details of such announcement, notice or communication.

18.	Costs and Expenses

18.1	Except as otherwise expressly provided by the Agreement, Party A and Party B shall bear their respective expenses arising from the negation, preparation, execution or implementation of the Agreement and its attached agreements or related agreements (including but not limited to attorney’s fees, audit fees, valuation fees, brokerage charges or agency fees).

18.2	Party A and Party B shall be subject to the same proportion of stamp duty arising out of the sale and purchase of Equity.

18.3	Party A and Party B shall pay their respective taxes required by law in relation to the contemplated transactions under the Transaction Documents.

19.	Governing Law and Dispute Settlement

19.1	The Agreement shall be governed by and construed in accordance with Chinese laws.

19.2	Any disputes or controversies arising from the Agreement between the Parties shall be settled through amicable negotiation. If the two Parties fail to reach a settlement through negotiation, either Party may file a lawsuit with a competent court in the place where the Agreement is signed.

19.3	The Agreement is signed in Chaoyang District, Beijing.

20.	Counterparts

20.1	The Agreement is executed in six copies with each Party holding 3 copies, and all copies shall have the same legal force.

20.2	The Agreement shall become effective when the legal representatives of the two parties or their authorized representatives sign on it and affix common seals and the board of Party B approves it.

(Below is intentionally left blank, and the signature page follows)

(No main body of text below, this is the signature page for the Agreement)

Signatories:

Transferor: ChinaCache Xin Run Technology (Beijing) Co., Ltd.,

Common Seal:

Authorized Representative:

Signature:

Date: April 3, 2019

Transferee: People.cn Co., Ltd.

Common Seal:

Authorized Representative:

Signature:

Date: April 3, 2019

Appendix I. Basic Corporate Information and Details of Buildings and Machine Room Equipment

1.	Corporate Basic Information

Company name:	Beijing Shuoge Technology Co., Ltd.
Address:	Room 002, 1/F, Building 2, Courtyard 8, Zhuyuan 3rd Street, Shunyi District, Beijing (Tianzhu Comprehensive Bonded Zone)
Registration no.:	911101133066792044
Type:	Limited liability company
Date of incorporation:	August 15, 2014
Term of operation:	August 15, 2014 - August 14, 2064
Registered address:	Room 002, 1/F, Building 2, Courtyard 8, Zhuyuan 3rd Street, Shunyi District, Beijing (Tianzhu Comprehensive Bonded Zone)
Shareholder:	ChinaCache Xin Run Technology (Beijing) Co., Ltd.
Director:	Liu Peng
Legal representative:	Liu Peng
Scope of operations:	Technology development, technology transfer, technology consultation, technical service and technology marketing; sales of computer hardware, software & auxiliary equipment (excluding dedicated products for computer information system security) and mechanical equipment; rental and maintenance of mechanical equipment (excluding special equipment); import & export agent service, import & export of commodity and import & export of technologies (the above two items do not include any item that needs to be approved according to laws and regulations). (For items subject to approvals as required by laws, approvals of appropriate departments shall be obtained before carrying out the operations.)
Liabilities:	N/A
Mortgage or security:	N/A

2.	None

3.	Details of Buildings

No.	Title certificate no.	Name of building	Structure	Date of completion	Unit	Area/volume of building (m2 /m3)
1.	XJinFangChanZhengShunZi No. 341855	No. 3 Machine Room Building	Reinforced concrete	2017/7/25	m2	10247.92
2.		Earlier stage preparation		2017/7/25
3.		Period expense		2017/7/25
4.		Electrical survey and design fee		2017/7/25
5.		Elevator		2017/7/25
6.		Curtain wall decoration		2017/7/25
7.		Supervision fee for machine room project		2017/7/25
8.		Decoration, renovation and design cost of machine room		2017/7/25
9.		Decoration and renovation of machine room		2017/7/25
10.		Intelligent architecture of machine room		2017/7/25
11.		Landscaping		2017/7/25
12.		Capital increase appraisal fee		2017/7/25
13.		Installation of electrical equipment		2017/7/25
14.		Exterior components - expansion consultation		2017/7/25
15.		Infrastructure of campus network		2017/7/25
16.		Cost consulting fee for external power works		2017/7/25
17.		Supervision fee for external power works		2017/7/25
18.		Project management fee for external power works		2017/7/25
19.		External power supply		2017/7/25
20.		Outdoor water supply		2017/7/25

4.	Fixed Assets - List of Machinery and Equipment

No.	Equipment name	Specification and model	Manufacturer	Unit	Quantity	Date of acquisition	Start date of use
1.	Huili calcium sulfate HPLlaminated anti-static floor	600*600*32	Shanghai Huili Flooring Products Co, Ltd	Square meter	1432.8	July 2017	July 2017
2.	Huili aluminum air plate (aluminum floor)	600*600*32 ventilation rate 56%	Shanghai Huili Flooring Products Co, Ltd	Square meter	196.56	July 2017	July 2017
3.	Chiu Cheung equipment cabinet	47uRKVI-6119-47U	Chiu Cheung Company Limited	Set	526	July 2017	July 2017
4.	Chiu Cheung equipment cabinet (machine room equipment)	RKVI-6129-47U		Set	108	July 2017	July 2017
5.	Chiu Cheung equipment cabinet (machine room equipment)	RKVI-6119-47U		Set	167	July 2017	July 2017
6.	Chiu Cheung equipment cabinet	RKVI-6119-47U		Set	526	July 2017	July 2017
7.	Chiu Cheung equipment cabinet	RKVI-6119-47U		Set	222	July 2017	July 2017
8.	Calcium sulfate HPL laminated anti-static floor	Huili 600*600*32	Shanghai Huili Flooring Products Co, Ltd	Square meter	98	July 2017	July 2017
9.	Aluminum air plate (aluminum floor)	Huili 600*600*32	Shanghai Huili Flooring Products Co, Ltd	Square meter	80.64	July 2017	July 2017
10.	Cabinet fittings	620D laminate		Piece	3096	July 2017	July 2017
11.	Cabinet fittings	620D supporting plate		Set	9288	July 2017	July 2017
12.	Cabinet fittings	1U snap-on blanking plate		Piece	2000	July 2017	July 2017
13.	Cabinet fittings	M6*12 combined screw		Set	1	July 2017	July 2017
14.	Clever PDU	AUE2220H1-16AVNPMB	Shenzhen Clever Electronic Co., Ltd.	Piece	1052	July 2017	July 2017
15.	Scame Parre industrial connector	32A 3P IP44	Scame Parre S.P.A	Piece	1052	July 2017	July 2017
16.	Scame Parre industrial connector	32A 3P IP44	Scame Parre S.P.A	Piece	1052	July 2017	July 2017
17.	Schneider low voltage switchgear cabinet	2-5AU1-A1BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
18.	Schneider low voltage switchgear cabinet	2-5AU1-A2BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017

17

19.	Schneider low voltage switchgear cabinet	2-5AU1-A3BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
20.	Schneider low voltage switchgear cabinet	2-5AU1-A4BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
21.	Schneider low voltage switchgear cabinet	2-5AU1-A5BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
22.	Schneider low voltage switchgear cabinet	2-5AU1-A6BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
23.	Schneider low voltage switchgear cabinet	2-5AU1-A7BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
24.	Schneider low voltage switchgear cabinet	2-5AU2-A1BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
25.	Schneider low voltage switchgear cabinet	2-5AU2-A2BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
26.	Schneider low voltage switchgear cabinet	2-5AU2-A3BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
27.	Schneider low voltage switchgear cabinet	2-5AU2-A4BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
28.	Schneider low voltage switchgear cabinet	2-5AU2-A5BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
29.	Schneider low voltage switchgear cabinet	2-5AU2-A6BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
30.	Schneider low voltage switchgear cabinet	2-5AU2-A7BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
31.	Schneider low voltage switchgear cabinet	2-5AU1-B1BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
32.	Schneider low voltage switchgear cabinet	2-5AU1-B2BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
33.	Schneider low voltage switchgear cabinet	2-5AU1-B3BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
34.	Schneider low voltage switchgear cabinet	2-5AU1-B4BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
35.	Schneider low voltage switchgear cabinet	2-5AU1-B5BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
36.	Schneider low voltage switchgear cabinet	2-5AU1-B6BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
37.	Schneider low voltage switchgear cabinet	2-5AU1-B7BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
38.	Schneider low voltage switchgear cabinet	2-5AU2-B1BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
39.	Schneider low voltage switchgear cabinet	2-5AU2-B2BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017

18

40.	Schneider low voltage switchgear cabinet	2-5AU2-B3BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
41.	Schneider low voltage switchgear cabinet	2-5AU2-B4BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
42.	Schneider low voltage switchgear cabinet	2-5AU2-B5BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
43.	Schneider low voltage switchgear cabinet	2-5AU2-B6BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
44.	Schneider low voltage switchgear cabinet	2-5AU2-B7BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
45.	Schneider low voltage switchgear cabinet	2-2AU1-1BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
46.	Schneider low voltage switchgear cabinet	2-2AU2-2BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
47.	Schneider low voltage switchgear cabinet	BAU2-1BLOKSET	Schneider Electric SA	Set	1	July 2017	July 2017
48.	Schneider power distribution cabinet	2-1-TAB-U4-7AES	Schneider Electric SA	Set	1	July 2017	July 2017
49.	Schneider power distribution cabinet	2-5-1ATB-JSQ-1SXM	Schneider Electric SA	Set	6	July 2017	July 2017
50.	Schneider power distribution cabinet	2-5-1ATB-U4-1-LSXM	Schneider Electric SA	Set	5	July 2017	July 2017
51.	Schneider power distribution cabinet	2-5-2ATB-U4-1-LSXM	Schneider Electric SA	Set	5	July 2017	July 2017
52.	Schneider power distribution cabinet	2-5-KT-DY-1AES	Schneider Electric SA	Set	1	July 2017	July 2017
53.	Schneider power distribution cabinet	2-5-KT-DY-2SXM	Schneider Electric SA	Set	1	July 2017	July 2017
54.	Schneider power distribution cabinet	2-5-TAB-E4-1SXM	Schneider Electric SA	Set	1	July 2017	July 2017
55.	Schneider power distribution cabinet	2-1-TAB-E4-ASXM	Schneider Electric SA	Set	1	July 2017	July 2017
56.	Schneider power distribution cabinet	2-2-PPB-E4-1AES	Schneider Electric SA	Set	1	July 2017	July 2017
57.	Schneider power distribution cabinet	2-2-LPB-E4-1AES	Schneider Electric SA	Set	1	July 2017	July 2017
58.	Schneider distribution box	2-2-TAB-E4-AAES	Schneider Electric SA	Set	1	July 2017	July 2017
59.	Schneider distribution box	2-1-TAB-E4-8SXM	Schneider Electric SA	Set	1	July 2017	July 2017
60.	Schneider distribution box	2-1-TAB-E4-AaSXM	Schneider Electric SA	Set	1	July 2017	July 2017
61.	Schneider distribution box	2-1-TAB-U4-7eSXM	Schneider Electric SA	Set	1	July 2017	July 2017

19

62.	Schneider distribution box	2-1-TAB-U4-7j7kSXM	Schneider Electric SA	Set	2	July 2017	July 2017
63.	Schneider distribution box	2-1-TAB-U4-7pSXM	Schneider Electric SA	Set	1	July 2017	July 2017
64.	Schneider distribution box	2-1-TAB-U4-8AES	Schneider Electric SA	Set	1	July 2017	July 2017
65.	Schneider distribution box	2-1-TAB-U4-8fSXM	Schneider Electric SA	Set	1	July 2017	July 2017
66.	Schneider distribution box	2-2-PPB-E4-1eSXM	Schneider Electric SA	Set	1	July 2017	July 2017
67.	Schneider distribution box	2-2-PPB-E4-1j/1kSXM	Schneider Electric SA	Set	2	July 2017	July 2017
68.	Schneider distribution box	2-2-LPB-E4-1j/1kSXM	Schneider Electric SA	Set	2	July 2017	July 2017
69.	Schneider distribution box	2-2-PPB-E4-1bSXM	Schneider Electric SA	Set	1	July 2017	July 2017
70.	Schneider distribution box	2-R-TAB-E4-2SXM	Schneider Electric SA	Set	1	July 2017	July 2017
71.	Schneider distribution box	2-T-TAB-U4-8a~8eSXM	Schneider Electric SA	Set	5	July 2017	July 2017
72.	Schneider monitoring host SPN220	SPN220SPN	Schneider Electric SA	Set	1	July 2017	July 2017
73.	Xiangjiang precision distribution cabinet	1000*2000*1200XJ-DPF08	Jiangsu Xiangjiang Technology Co., Ltd.	Set	12	July 2017	July 2017
74.	Xiangjiang precision distribution cabinet	1000*2000*1200XJ-DPF09	Jiangsu Xiangjiang Technology Co., Ltd.	Set	12	July 2017	July 2017
75.	Xiangjiang precision distribution cabinet	1000*2000*1200XJ-DPF10	Jiangsu Xiangjiang Technology Co., Ltd.	Set	2	July 2017	July 2017
76.	Shangshang cable	ZA-YJV-0.6/1KV5*4	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	1000	July 2017	July 2017
77.	Shangshang cable	ZA-YJV-0.6/2KV5*2.5	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	1000	July 2017	July 2017
78.	Shangshang cable	ZA-YJV-0.6/3KV4*50+1*25	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	300	July 2017	July 2017
79.	Cummins electric diesel generator set	C2500D5A	Cummins Power Generation (China) Co., Ltd.	Set	4	July 2017	July 2017

20

80.	Parallel operation control system	PCC3201	Cummins Power Generation (China) Co., Ltd.	Set	1	July 2017	July 2017
81.	Dummy load	1800KW,10.5KV	Cummins Power Generation (China) Co., Ltd.		1	July 2017	July 2017
82.	Grounding resistor cabinet	Schneider switchgear	Cummins Power Generation (China) Co., Ltd.	Set	4	July 2017	July 2017
83.	high voltage switchgear cabinet (9 pieces)		Cummins Power Generation (China) Co., Ltd.	Piece	1	July 2017	July 2017
84.	Installation of noise reduction materials for machine rooms		Cummins Power Generation (China) Co., Ltd.	Piece	1	July 2017	July 2017
85.	Testing diesel	-20#	Cummins Power Generation (China) Co., Ltd.	Litre	8000	July 2017	July 2017
86.	Shangshang cable	ZA-YJV-0.6/1KV1*185	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	2916	July 2017	July 2017
87.	Shangshang cable	ZA-YJV-0.6/2KV4*95+1*50	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	1740	July 2017	July 2017
88.	Shangshang cable	ZA-YJV-0.6/3KV3*95+1*50	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	100	July 2017	July 2017
89.	Shangshang cable	ZA-YJV-0.6/4KV4*35+1*16	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	100	July 2017	July 2017
90.	Shangshang cable	ZA-YJV-0.6/5KV4*25+1*16	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	802	July 2017	July 2017
91.	Shangshang cable	ZA-YJV-0.6/6KV5*16	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	400	July 2017	July 2017
92.	Shangshang cable	ZA-YJV-0.6/7KV5*10	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	900	July 2017	July 2017
93.	Shangshang cable	ZA-YJV-0.6/8KV3*6	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	13862	July 2017	July 2017
94.	Shangshang cable	ZA-YJV-0.6/9KV3*2.5	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	2200	July 2017	July 2017
95.	Shangshang cable	ZA-BV1*2.5	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	9000	July 2017	July 2017
96.	Shangshang cable	ZA-BV1*4	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	4500	July 2017	July 2017

21

97.	Shangshang cable	ZA-YJV-0.6/1KV4*2.5	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	800	July 2017	July 2017
98.	Shangshang cable	ZAN-YJV-0.6/2KV3*2.5	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	800	July 2017	July 2017
99.	Shangshang cable	ZC-BVR-450/750V1*6	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	7000	July 2017	July 2017
100.	Shangshang cable	ZA-YJV-0.6/1kV1*150	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	874	July 2017	July 2017
101.	Eaton-UPS	93E-400KVA	Eaton Electrical Limited	Set	4	July 2017	July 2017
102.	Eaton-UPS	93E-300KVA	Eaton Electrical Limited	Set	2	July 2017	July 2017
103.	Eaton-UPS	93E-160KVA	Eaton Electrical Limited	Set	1	July 2017	July 2017
104.	Eaton-UPS	93E-400KVA	Eaton Electrical Limited	Set	8	July 2017	July 2017
105.	Battery monitoring system	Headsun	Eaton Electrical Limited	Piece	8	July 2017	July 2017
106.	Eaton-UPS	93E-400KVA	Eaton Electrical Limited	Set	8	July 2017	July 2017
107.	Shangshang cable	ZA-YJV-0.6/1KV1*185	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	468	July 2017	July 2017
108.	Shangshang cable	ZA-YJV-0.6/1KV1*185	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	468	July 2017	July 2017
109.	Schneider power distribution cabinet	ACS880-95KW	Schneider Electric SA	Set	3	July 2017	July 2017
110.	Schneider power distribution cabinet	3-1-ATB-E4-6	Schneider Electric SA	Set	1	July 2017	July 2017
111.	Schneider power distribution cabinet	3-1-ATB-E4-5	Schneider Electric SA	Set	1	July 2017	July 2017
112.	Schneider power distribution cabinet	3-1-ATB-E4-4	Schneider Electric SA	Set	1	July 2017	July 2017
113.	Shangshang Cable 1*2.5	ZA-BV	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	9900	July 2017	July 2017
114.	Shangshang Cable 5*6	ZA-YJV-0.6/1kV	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	98	July 2017	July 2017
115.	Shangshang Cable 5*4	ZA-YJV-0.6/1kV	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	1176	July 2017	July 2017
116.	Shangshang Cable 5*2.5	ZA-YJV-0.6/1kV	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	509	July 2017	July 2017
117.	Shangshang Cable 5*16	ZA-YJV-0.6/1kV	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	108	July 2017	July 2017
118.	Shangshang Cable 5*10	ZA-YJV-0.6/1kV	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	754	July 2017	July 2017
119.	Shangshang Cable 4*95+1*50	ZA-YJV-0.6/1kV	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	1019	July 2017	July 2017

22

120.	Shangshang Cable 4*70+1*35	ZA-YJV-0.6/1kV	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	837	July 2017	July 2017
121.	Shangshang Cable 4*4	ZA-YJV-0.6/1kV	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	94	July 2017	July 2017
122.	Shangshang Cable 4*35+1*16	ZA-YJV-0.6/1kV	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	87	July 2017	July 2017
123.	Shangshang Cable 4*2.5	ZA-YJV-0.6/1kV	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	182	July 2017	July 2017
124.	Shangshang Cable 3*95+1*50	ZA-YJV-0.6/1kV	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	89	July 2017	July 2017
125.	Shangshang Cable 3*6	ZA-YJV-0.6/1kV	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	11832	July 2017	July 2017
126.	Shangshang Cable 3*2.5	ZA-YJV-0.6/1kV	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	384	July 2017	July 2017
127.	Shangshang Cable 1*240	ZA-YJV-0.6/1kV	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	490	July 2017	July 2017
128.	Scame Parre Plug for industrial purposes	32A 3P IP44 Surface-type socket	Scame Parre S.P.A	Piece	1014	July 2017	July 2017
129.	Scame Parre Plug for industrial purposes	32A 3P IP44 Socket	Scame Parre S.P.A	Piece	1014	July 2017	July 2017
130.	Clever power socket	AUE2220H1-16CVNPMB	Shenzhen Clever Electronic Co., Ltd.	Piece	518	July 2017	July 2017
131.	Clever power socket	AUE2220H1-16AVNPMB	Shenzhen Clever Electronic Co., Ltd.	Piece	518	July 2017	July 2017
132.	Shangshang Cable 7*1.5	ZANKVV-0.6/1kV	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	1847	July 2017	July 2017
133.	Shangshang Cable 4*1.5	ZANKVV-0.6/1kV	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	1908	July 2017	July 2017
134.	Xiangjiang precision distribution cabinet	XJ-DPF08	Jiangsu Xiangjiang Technology Co., Ltd.	Set	1	July 2017	July 2017
135.	Xiangjiang precision distribution cabinet	XJ-DPF08	Jiangsu Xiangjiang Technology Co., Ltd.	Set	12	July 2017	July 2017
136.	Schneider power distribution cabinet	3-3AU1-A1, 3-4AU1-A1	Schneider Electric SA	Set	2	July 2017	July 2017
137.	Schneider power distribution cabinet	3-3AU1-A2, 3-4AU1-A2	Schneider Electric SA	Set	2	July 2017	July 2017
138.	Schneider power distribution cabinet	3-3AU1-A3, 3-4AU1-A3	Schneider Electric SA	Set	2	July 2017	July 2017
139.	Schneider power distribution cabinet	3-3AU1-A4, 3-4AU1-A4	Schneider Electric SA	Set	2	July 2017	July 2017
140.	Schneider power distribution cabinet	3-3AU1-A5, 3-4AU1-A5	Schneider Electric SA	Set	2	July 2017	July 2017

23

141.	Schneider power distribution cabinet	3-3AU1-A6, 3-4AU1-A6	Schneider Electric SA	Set	2	July 2017	July 2017
142.	Schneider power distribution cabinet	3-3AU1-A7, 3-4AU1-A7	Schneider Electric SA	Set	2	July 2017	July 2017
143.	Schneider power distribution cabinet	3-3AU1-B1, 3-4AU1-B1	Schneider Electric SA	Set	2	July 2017	July 2017
144.	Schneider power distribution cabinet	3-3AU1-B2, 3-4AU1-B2	Schneider Electric SA	Set	2	July 2017	July 2017
145.	Schneider power distribution cabinet	3-3AU1-B3, 3-4AU1-B3	Schneider Electric SA	Set	2	July 2017	July 2017
146.	Schneider power distribution cabinet	3-3AU1-B4, 3-4AU1-B4	Schneider Electric SA	Set	2	July 2017	July 2017
147.	Schneider power distribution cabinet	3-3AU1-B5, 3-4AU1-B5	Schneider Electric SA	Set	2	July 2017	July 2017
148.	Schneider power distribution cabinet	3-3AU1-B6, 3-4AU1-B6	Schneider Electric SA	Set	2	July 2017	July 2017
149.	Schneider power distribution cabinet	3-3AU1-B7, 3-4AU1-B7	Schneider Electric SA	Set	2	July 2017	July 2017
150.	Schneider power distribution cabinet	3-3AU2-A1, 3-4AU2-A1	Schneider Electric SA	Set	2	July 2017	July 2017
151.	Schneider power distribution cabinet	3-3AU2-A2, 3-4AU2-A2	Schneider Electric SA	Set	2	July 2017	July 2017
152.	Schneider power distribution cabinet	3-3AU2-A3, 3-4AU2-A3	Schneider Electric SA	Set	2	July 2017	July 2017
153.	Schneider power distribution cabinet	3-3AU2-A4, 3-4AU2-A4	Schneider Electric SA	Set	2	July 2017	July 2017
154.	Schneider power distribution cabinet	3-3AU2-A5, 3-4AU2-A5	Schneider Electric SA	Set	2	July 2017	July 2017
155.	Schneider power distribution cabinet	3-3AU2-A6, 3-4AU2-A6	Schneider Electric SA	Set	2	July 2017	July 2017
156.	Schneider power distribution cabinet	3-3AU2-A7, 3-4AU2-A7	Schneider Electric SA	Set	2	July 2017	July 2017
157.	Schneider power distribution cabinet	3-3AU2-B1, 3-4AU2-B1	Schneider Electric SA	Set	2	July 2017	July 2017
158.	Schneider power distribution cabinet	3-3AU2-B2, 3-4AU2-B2	Schneider Electric SA	Set	2	July 2017	July 2017
159.	Schneider power distribution cabinet	3-3AU2-B3, 3-4AU2-B3	Schneider Electric SA	Set	2	July 2017	July 2017
160.	Schneider power distribution cabinet	3-3AU2-B4, 3-4AU2-B4	Schneider Electric SA	Set	2	July 2017	July 2017
161.	Schneider power distribution cabinet	3-3AU2-B5, 3-4AU2-B5	Schneider Electric SA	Set	2	July 2017	July 2017
162.	Schneider power distribution cabinet	3-3AU2-B6, 3-4AU2-B6	Schneider Electric SA	Set	2	July 2017	July 2017

24

163.	Schneider power distribution cabinet	3-3AU2-B7, 3-4AU2-B7	Schneider Electric SA	Set	2	July 2017	July 2017
164.	Xiangjiang precision distribution cabinet	3-4-2PMM-U4-2~13	Jiangsu Xiangjiang Technology Co., Ltd.	Set	12	July 2017	July 2017
165.	Xiangjiang precision distribution cabinet	3-4-1PMM-U4-2~13	Jiangsu Xiangjiang Technology Co., Ltd.	Set	12	July 2017	July 2017
166.	Xiangjiang precision distribution cabinet	3-2-1PMM-U4-1	Jiangsu Xiangjiang Technology Co., Ltd.	Set	1	July 2017	July 2017
167.	Xiangjiang precision distribution cabinet	3-2-2PMM-U4-1	Jiangsu Xiangjiang Technology Co., Ltd.	Set	1	July 2017	July 2017
168.	Xiangjiang precision distribution cabinet	3-4-1PMM-U4-1A/B	Jiangsu Xiangjiang Technology Co., Ltd.	Set	1	July 2017	July 2017
169.	Xiangjiang precision distribution cabinet	3-4-2PMM-U4-1A/B	Jiangsu Xiangjiang Technology Co., Ltd.	Set	1	July 2017	July 2017
170.	Xiangjiang precision distribution cabinet	3-1-PMM-U4-1A/B	Jiangsu Xiangjiang Technology Co., Ltd.	Set	2	July 2017	July 2017
171.	Headsun background monitoring system	Headsun		Set	8	July 2017	July 2017
172.	Xiangjiang precision distribution cabinet	3-3-1PMM-U4-3~12	Jiangsu Xiangjiang Technology Co., Ltd.	Set	10	July 2017	July 2017
173.	Scame Parre industrial connector and surface-type socket	32A 3P IP44	Scame Parre S.P.A	Piece	1010	July 2017	July 2017
174.	Schneider power distribution cabinet	3-3-PPB-E4-1	Schneider Electric SA	Set	1	July 2017	July 2017
175.	Schneider power distribution cabinet	3-2-PPB-E4-1c/1d	Schneider Electric SA	Set	2	July 2017	July 2017
176.	Schneider power distribution cabinet	3-2-PPB-E4-1a	Schneider Electric SA	Set	1	July 2017	July 2017
177.	Schneider power distribution cabinet	3-1ATB-U4-7f/7g/7h/7i/7q	Schneider Electric SA	Set	5	July 2017	July 2017
178.	Schneider power distribution cabinet	3-1-ATB-U4-7c/7d	Schneider Electric SA	Set	2	July 2017	July 2017
179.	Schneider power distribution cabinet	3-1-ATB-U4-7b	Schneider Electric SA	Set	1	July 2017	July 2017
180.	Scame Parre plug for industrial purposes	32A 3P IP44 Socket	Scame Parre S.P.A	Piece	1010	July 2017	July 2017
181.	Clever power socket	AUE2220H1- 16CVNPMB	Shenzhen Clever Electronic Co., Ltd.	Piece	505	July 2017	July 2017
182.	Clever power socket	AUE2220H1- 16AVNPMB	Shenzhen Clever Electronic Co., Ltd.	Piece	505	July 2017	July 2017
183.	Schneider power distribution cabinet	3-1ATB-U4-7a	Schneider Electric SA	Set	1	July 2017	July 2017

25

184.	Schneider power distribution cabinet	3-1-ATB-E4-7a/b/c/d/e	Schneider Electric SA	Set	5	July 2017	July 2017
185.	Schneider power distribution cabinet	3-5-1~2PPB-U4-1	Schneider Electric SA	Set	2	July 2017	July 2017
186.	Schneider power distribution cabinet	3-5-1~2PPB-E4-1	Schneider Electric SA	Set	2	July 2017	July 2017
187.	Schneider power distribution cabinet	3-5-2TAB-U4-1~2	Schneider Electric SA	Set	2	July 2017	July 2017
188.	Schneider power distribution cabinet	3-5-1TAB-U4-1~6	Schneider Electric SA	Set	6	July 2017	July 2017
189.	Schneider power distribution cabinet	3-1-ATB-U4-1~2	Schneider Electric SA	Set	2	July 2017	July 2017
190.	Schneider power distribution cabinet	3-1-ATB-E4-1~3	Schneider Electric SA	Set	3	July 2017	July 2017
191.	Schneider power distribution cabinet	3-5-TAB-E4-1~2	Schneider Electric SA	Set	2	July 2017	July 2017
192.	Schneider power distribution cabinet	3-4-1~2PPB-U4-1	Schneider Electric SA	Set	2	July 2017	July 2017
193.	Schneider power distribution cabinet	3-4-1~2PPB-E4-1	Schneider Electric SA	Set	2	July 2017	July 2017
194.	Schneider power distribution cabinet	3-4-2TAB-U4-1~6	Schneider Electric SA	Set	6	July 2017	July 2017
195.	Schneider power distribution cabinet	3-4-1TAB-U4-1~6	Schneider Electric SA	Set	6	July 2017	July 2017
196.	Schneider power distribution cabinet	3-4-TAB-E4-1~2	Schneider Electric SA	Set	2	July 2017	July 2017
197.	Schneider power distribution cabinet	3-3-1~2PPB-U4-1	Schneider Electric SA	Set	2	July 2017	July 2017
198.	Schneider power distribution cabinet	3-3-1~2PPB-E4-1	Schneider Electric SA	Set	2	July 2017	July 2017
199.	Schneider power distribution cabinet	3-3-2TAB-U4-1~6	Schneider Electric SA	Set	6	July 2017	July 2017
200.	Schneider power distribution cabinet	3-3-1ATB-U4-1~6	Schneider Electric SA	Set	6	July 2017	July 2017
201.	Schneider power distribution cabinet	3-3-ATB-E4-1~2	Schneider Electric SA	Set	2	July 2017	July 2017
202.	Schneider power distribution cabinet	3-2-LPB-E4-1g/1h/1i/1m	Schneider Electric SA	Set	4	July 2017	July 2017
203.	Schneider power distribution cabinet	3-2-LPB- E4-1e	Schneider Electric SA	Set	1	July 2017	July 2017
204.	Schneider power distribution cabinet	3-2-LPB- E4-1c/1d	Schneider Electric SA	Set	2	July 2017	July 2017

26

205.	Schneider power distribution cabinet	3-2-LPB- E4-1a/1b	Schneider Electric SA	Set	2	July 2017	July 2017
206.	Schneider power distribution cabinet	3-2-1PPB- U4-1	Schneider Electric SA	Set	1	July 2017	July 2017
207.	Schneider power distribution cabinet	3-2-1PPB- E4-1	Schneider Electric SA	Set	1	July 2017	July 2017
208.	Schneider power distribution cabinet	3-2-PPB- E4-1f/1g/1h/1i/1k	Schneider Electric SA	Set	5	July 2017	July 2017
209.	Schneider power distribution cabinet	3-2-1ATB- U4-1~2	Schneider Electric SA	Set	2	July 2017	July 2017
210.	Schneider power distribution cabinet	3-2-ATB- E4-1~2	Schneider Electric SA	Set	2	July 2017	July 2017
211.	Schneider power distribution cabinet	3-1-PPB- U4-1	Schneider Electric SA	Set	1	July 2017	July 2017
212.	Schneider power distribution cabinet	3-1-ATB- U4-4~6	Schneider Electric SA	Set	3	July 2017	July 2017
213.	Shangshang cable	5*2.5	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	518	July 2017	July 2017
214.	Shangshang cable	5*4	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	1440	July 2017	July 2017
215.	Shangshang cable	4*4	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	106	July 2017	July 2017
216.	Shangshang cable	4*16	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	226	July 2017	July 2017
217.	Shangshang cable	1*240	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	1670	July 2017	July 2017
218.	Shangshang cable	1*150	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	570	July 2017	July 2017
219.	Shangshang cable	1*185	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	496	July 2017	July 2017
220.	Shangshang cable	1*185	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	3980	July 2017	July 2017
221.	Shangshang cable	4*70+1*35	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	720	July 2017	July 2017
222.	Shangshang cable	4*35+1*16	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	810	July 2017	July 2017
223.	Shangshang cable	4*35+1*16	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	357	July 2017	July 2017
224.	Shangshang cable	4*95+1*50	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	691	July 2017	July 2017
225.	Shangshang cable	4*50+1*25	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	286	July 2017	July 2017
226.	Shangshang cable	3*6	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	3500	July 2017	July 2017

27

227.	Shangshang cable	3*6	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	9000	July 2017	July 2017
228.	Shangshang cable	1*2.5	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	11800	July 2017	July 2017
229.	Shangshang cable	3*2.5	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	2500	July 2017	July 2017
230.	Shangshang cable	5*10	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	1554	July 2017	July 2017
231.	Shangshang cable	5*16	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	141	July 2017	July 2017
232.	Shangshang cable	3*2.5	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	4500	July 2017	July 2017
233.	Shangshang cable	5*10	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	254	July 2017	July 2017
234.	Shangshang cable	5*16	Jiangsu Shangshang Cable Group Co., Ltd.	Meter	803	July 2017	July 2017
235.	Yingfengte cold storage tank	31000 Litre IFT-ES-31-H-SJ	Beijing Yingfengte Energy Technology Co., Ltd.	Set	5	July 2017	July 2017
236.	BAC cooling tower	CPSC-1020-08N-2	Bac Cooling Systems (Dalian) Co., Ltd.	Set	3	July 2017	July 2017
237.	Stand wet film humidifier	Humidification amount 20kg/h	Beijing Stand Electronic Technology Company	Set	4	July 2017	July 2017
238.	Cold machine interface	Cold machine interface		Piece	1	July 2017	July 2017
239.	Switch-type damper actuator	GEB131.1E		Piece	4	July 2017	July 2017
240.	Shanghai SCIYEE constant pressure water supply device	Q=6m3/h, H=35m	Shanghai SCIYEE water science & technology Co., Ltd.	Set	1	July 2017	July 2017
241.	Stand wet film humidifier	SMG-20.0/s	Beijing Stand Electronic Technology Company	Set	8	July 2017	July 2017
242.	K.R.S Valve	DN25	Tianjin K.R.S Valve Co., Ltd.	Piece	2	July 2017	July 2017
243.	K.R.S Valve	DN20	Tianjin K.R.S Valve Co., Ltd.	Piece	1	July 2017	July 2017
244.	K.R.S Valve	DN350	Tianjin K.R.S Valve Co., Ltd.	Piece	12	July 2017	July 2017
245.	K.R.S Valve	D350	Tianjin K.R.S Valve Co., Ltd.	Piece	3	July 2017	July 2017

28

246.	K.R.S Valve	DN350	Tianjin K.R.S Valve Co., Ltd.	Piece	3	July 2017	July 2017
247.	K.R.S Valve	DN350	Tianjin K.R.S Valve Co., Ltd.	Piece	3	July 2017	July 2017
248.	K.R.S Valve	DN350	Tianjin K.R.S Valve Co., Ltd.	Piece	40	July 2017	July 2017
249.	K.R.S Valve	DN350	Tianjin K.R.S Valve Co., Ltd.	Piece	31	July 2017	July 2017
250.	K.R.S Valve	DN250	Tianjin K.R.S Valve Co., Ltd.	Piece	6	July 2017	July 2017
251.	Belimo Static balancing valve	DN50	Belimo Electric (Beijing) Co., Ltd.	Piece	2	July 2017	July 2017
252.	Very early suction-type alarm-divisional detection and alarm system	FMST	FMST Shanghai Fire Fighting Technology Group	Set	23	July 2017	July 2017
253.	Very early suction-type alarm-divisional detection and alarm system	FMST	FMST Shanghai Fire Fighting Technology Group	Set	1	July 2017	July 2017
254.	McQuay fresh air processing air-conditioner for machine room	MDX028BR- MDM0609-C3	McQuay Air Conditioning Co., Ltd.	Set	3	July 2017	July 2017
255.	McQuay fresh air processing air-conditioner for machine room	MDX028BR- MDM0609-C3	McQuay Air Conditioning Co., Ltd.	Set	1	July 2017	July 2017
256.	McQuay vertical surface mounted fan coil	MFMW500C	McQuay Air Conditioning Co., Ltd.	Set	7	July 2017	July 2017
257.	Xylem water pump	HSC-S 8*10*17S	Xylem (China) Co., Ltd.	Set	3	July 2017	July 2017
258.	Xylem water pump	HSC-S 8*10*17S	Xylem (China) Co., Ltd.	Set	3	July 2017	July 2017
259.	Taihejia gas fire extinguishing system	IG541	Beijing Taihejia Fire Fighting Scie-Tech Co.,Ltd.	Set	186	July 2017	July 2017
260.	K.R.S Valve	DN400	Tianjin K.R.S Valve Co., Ltd.	Piece	13	July 2017	July 2017
261.	K.R.S Valve	DN350	Tianjin K.R.S Valve Co., Ltd.	Piece	21	July 2017	July 2017
262.	K.R.S Valve	DN250	Tianjin K.R.S Valve Co., Ltd.	Piece	9	July 2017	July 2017
263.	K.R.S Valve	DN100	Tianjin K.R.S Valve Co., Ltd.	Piece	2	July 2017	July 2017
264.	K.R.S Valve	DN40	Tianjin K.R.S Valve Co., Ltd.	Piece	12	July 2017	July 2017

29

265.	K.R.S Valve	DN50	Tianjin K.R.S Valve Co., Ltd.	Piece	1	July 2017	July 2017
266.	K.R.S Valve	DN300	Tianjin K.R.S Valve Co., Ltd.	Piece	6	July 2017	July 2017
267.	K.R.S Valve	DN400	Tianjin K.R.S Valve Co., Ltd.	Piece	9	July 2017	July 2017
268.	K.R.S Valve	DN500	Tianjin K.R.S Valve Co., Ltd.	Piece	7	July 2017	July 2017
269.	K.R.S Valve	DN200	Tianjin K.R.S Valve Co., Ltd.	Piece	12	July 2017	July 2017
270.	K.R.S Valve	DN300	Tianjin K.R.S Valve Co., Ltd.	Piece	6	July 2017	July 2017
271.	K.R.S Valve	DN400	Tianjin K.R.S Valve Co., Ltd.	Piece	2	July 2017	July 2017
272.	Belimo electric control valve	DN350	Belimo Electric (Beijing) Co., Ltd.	Piece	12	July 2017	July 2017
273.	Belimo electric control valve	DN250	Belimo Electric (Beijing) Co., Ltd.	Piece	3	July 2017	July 2017
274.	Belimo electric control valve	DN25	Belimo Electric (Beijing) Co., Ltd.	Piece	1	July 2017	July 2017
275.	K.R.S Valve	DN40	Tianjin K.R.S Valve Co., Ltd.	Piece	11	July 2017	July 2017
276.	K.R.S Valve	DN300	Tianjin K.R.S Valve Co., Ltd.	Piece	12	July 2017	July 2017
277.	K.R.S Valve	DN300	Tianjin K.R.S Valve Co., Ltd.	Piece	3	July 2017	July 2017
278.	K.R.S Valve	DN300	Tianjin K.R.S Valve Co., Ltd.	Piece	3	July 2017	July 2017
279.	K.R.S Valve	DN15	Tianjin K.R.S Valve Co., Ltd.	Piece	2	July 2017	July 2017
280.	K.R.S Valve	DN40	Tianjin K.R.S Valve Co., Ltd.	Piece	6	July 2017	July 2017
281.	K.R.S Valve	DN50	Tianjin K.R.S Valve Co., Ltd.	Piece	6	July 2017	July 2017
282.	K.R.S Valve	DN100	Tianjin K.R.S Valve Co., Ltd.	Piece	9	July 2017	July 2017
283.	K.R.S Valve	DN200	Tianjin K.R.S Valve Co., Ltd.	Piece	12	July 2017	July 2017
284.	K.R.S Valve	DN250	Tianjin K.R.S Valve Co., Ltd.	Piece	12	July 2017	July 2017
285.	Belimo electric switch butterfly valve	DN300	Belimo Electric (Beijing) Co., Ltd.	Piece	12	July 2017	July 2017
286.	Belimo electric control valve	DN250	Belimo Electric (Beijing) Co., Ltd.	Piece	2	July 2017	July 2017

30

287.	Belimo fan coil valve	DN20	Belimo Electric (Beijing) Co., Ltd.	Piece	2	July 2017	July 2017
288.	Belimo electric two-way valve	DN50	Belimo Electric (Beijing) Co., Ltd.	Piece	2	July 2017	July 2017
289.	FMST very early alarm special power supply	FMST	FMST Shanghai Fire Fighting Technology Group	Set	24	July 2017	July 2017
290.	FMST very early alarm protocol converter	FMST	FMST Shanghai Fire Fighting Technology Group	Set	1	July 2017	July 2017
291.	FMST very early alarm serial server	FMST	FMST Shanghai Fire Fighting Technology Group	Set	1	July 2017	July 2017
292.	FMST very early alarm centralized monitoring software	FMST	FMST Shanghai Fire Fighting Technology Group	Set	1	July 2017	July 2017
293.	WARCO 1100 pressure gage	Glass lens, copper internal, copper connection		Piece	39	July 2017	July 2017
294.	4” Stainless steel case and stainless steel clamping ring	Glass lens, copper thermal insulation casing, copper sheath		Piece	44	July 2017	July 2017
295.	WARCO 2300 bimetal thermometer	4” Stainless steel case and stainless steel clamping ring		Piece	88	July 2017	July 2017
296.	WARCO 2300 bimetal thermometer	Glass lens, copper thermal insulation casing, copper sheath		Piece	24	July 2017	July 2017
297.	Belimo electrically operated valve	BU6250+SY4U-230-MF-T	Belimo Electric (Beijing) Co., Ltd.	Piece	6	July 2017	July 2017
298.	Belimo electrically operated valve	BU6300+SY4U-230-MF-T	Belimo Electric (Beijing) Co., Ltd.	Piece	6	July 2017	July 2017
299.	Shangyu fan	HTFC-I-9	Shangyu Fan Sales (Manufacturing) Co.,Ltd.	Set	1	July 2017	July 2017
300.	Shangyu fan	HTFC-I-15	Shangyu Fan Sales (Manufacturing) Co.,Ltd.	Set	1	July 2017	July 2017
301.	Shangyu fan	HTFC-I-9	Shangyu Fan Sales (Manufacturing) Co.,Ltd.	Set	1	July 2017	July 2017

31

302.	WARCO 1100 pressure gage	Glass lens, copper internal, copper connection		Piece	138	July 2017	July 2017
303.	Shangyu fan	HTFC-I-10	Shangyu Fan Sales (Manufacturing) Co.,Ltd.	Set	1	July 2017	July 2017
304.	Shangyu fan	HTFC-I-20	Shangyu Fan Sales (Manufacturing) Co.,Ltd.	Set	1	July 2017	July 2017
305.	Shangyu fan	HTFC-II-20	Shangyu Fan Sales (Manufacturing) Co.,Ltd.	Set	1	July 2017	July 2017
306.	Shangyu fan	GXF-3A	Shangyu Fan Sales (Manufacturing) Co.,Ltd.	Set	2	July 2017	July 2017
307.	Shangyu fan	HTFC-IIII-12	Shangyu Fan Sales (Manufacturing) Co.,Ltd.	Set	1	July 2017	July 2017
308.	Shangyu fan	HTFC-I-15	Shangyu Fan Sales (Manufacturing) Co.,Ltd.	Set	1	July 2017	July 2017
309.	Shangyu fan	HTFC-I-9	Shangyu Fan Sales (Manufacturing) Co.,Ltd.	Set	1	July 2017	July 2017
310.	Shangyu fan	HTFC-I-9	Shangyu Fan Sales (Manufacturing) Co.,Ltd.	Set	2	July 2017	July 2017
311.	SYS Water Doctor full-automatic dosing device	SYS-450Q1.0ZJY		Set	1	July 2017	July 2017
312.	Envicool precision air conditioner	CyberMate050BEU1C	Shenzhen Envicool Technology Co., Ltd.	Set	7	July 2017	July 2017
313.	Envicool precision air conditioner	CyberMate030PEU1C	Shenzhen Envicool Technology Co., Ltd.	Set	2	July 2017	July 2017
314.	Envicool precision air conditioner	CyberMate070BEU1C	Shenzhen Envicool Technology Co., Ltd.	Set	1	July 2017	July 2017
315.	Envicool precision air conditioner	CyberMate100BED1C	Shenzhen Envicool Technology Co., Ltd.	Set	8	July 2017	July 2017
316.	Envicool precision air conditioner	CyberMate180BES1C	Shenzhen Envicool Technology Co., Ltd.	Set	36	July 2017	July 2017
317.	Shanghai SCIYEE RO water-treatment plant	Shanghai SCIYEE	Shanghai SCIYEE water science & technology Co., Ltd.	Set	1	July 2017	July 2017
318.	SYS Water Doctor intelligent side flow processor	SYS-450PL		Set	1	July 2017	July 2017
319.	Water chilling unit YKVSD variable frequency centrifuge	York	Shenzhen York Technology Co., Ltd.	Set	1	July 2017	July 2017

32

320.	Water chilling unit YK centrifuge	York	Shenzhen York Technology Co., Ltd.	Set	2	July 2017	July 2017
321.	Sangdesi plate heat exchanger	Sangdesi	Sangdesi Electronics (Yantai) Co., Ltd.	Set	3	July 2017	July 2017
322.	Beida Jade Bird fire alarm equipment	C5600	Beijing Aptech Beida Jade Bird Information Technology Co. Ltd.	Piece	1	July 2017	July 2017
323.	OBO plastic fiber slot	300*100*20000LD300100CY	BETTERMANN (Hong Kong) LTD.	Meter	504	July 2017	July 2017
324.	SIEMENS flowmeter	MTDS-100	Siemens (China) Co., Ltd.	Piece	2	July 2017	July 2017
325.	SIEMENS outdoor protective cover	QFA3160	Siemens (China) Co., Ltd.	Piece	1	July 2017	July 2017
326.	SIEMENS outdoor temperature and humidity sensor	QFA3160	Siemens (China) Co., Ltd.	Piece	1	July 2017	July 2017
327.	SIEMENS pressure sensor	QBM2030-5	Siemens (China) Co., Ltd.	Piece	6	July 2017	July 2017
328.	SIEMENS pressure sensor	QBE2003-P16	Siemens (China) Co., Ltd.	Piece	31	July 2017	July 2017
329.	SIEMENS water switch	QVE1900	Siemens (China) Co., Ltd.	Piece	6	July 2017	July 2017
330.	SIEMENS antifreeze switch	QAF81.3	Siemens (China) Co., Ltd.	Piece	4	July 2017	July 2017
331.	SIEMENS air pressure switch	QAF81-3	Siemens (China) Co., Ltd.	Piece	8	July 2017	July 2017
332.	SIEMENS duct temperature sensor	QFM1660	Siemens (China) Co., Ltd.	Piece	4	July 2017	July 2017
333.	SIEMENS duct temperature sensor	QAM2120.040	Siemens (China) Co., Ltd.	Piece	8	July 2017	July 2017
334.	SIEMENS pipe temperature sensor	QAE2120.0101	Siemens (China) Co., Ltd.	Piece	37	July 2017	July 2017
335.	SIEMENS relay box	Butterfly valve control box	Siemens (China) Co., Ltd.	Piece	4	July 2017	July 2017
336.	SIEMENS DDC controller case	220V/24Vac	Siemens (China) Co., Ltd.	Piece	1	July 2017	July 2017
337.	SIEMENS DDC controller case	220V/24Vac	Siemens (China) Co., Ltd.	Piece	2	July 2017	July 2017
338.	SIEMENS DDC controller case	CP200	Siemens (China) Co., Ltd.	Piece	7	July 2017	July 2017
339.	SIEMENS address card	TXA1.K-48	Siemens (China) Co., Ltd.	Piece	1	July 2017	July 2017
340.	SIEMENS address card	TXA1.K24	Siemens (China) Co., Ltd.	Piece	1	July 2017	July 2017
341.	SIEMENS address card	TXA1.K12	Siemens (China) Co., Ltd.	Piece	1	July 2017	July 2017
342.	SIEMENS BACnet MS/TP 6 point simulation PPM	PPM-1U32.BPF	Siemens (China) Co., Ltd.	Piece	4	July 2017	July 2017

33

343.	SIEMENS module	TXM1.8X	Siemens (China) Co., Ltd.	Piece	8	July 2017	July 2017
344.	SIEMENS module	TXM1.8U	Siemens (China) Co., Ltd.	Piece	13	July 2017	July 2017
345.	SIEMENS module	TXM1.8R	Siemens (China) Co., Ltd.	Piece	12	July 2017	July 2017
346.	SIEMENS module	TXM1.16D	Siemens (China) Co., Ltd.	Piece	6	July 2017	July 2017
347.	SIEMENS extended module	TXM1.P1	Siemens (China) Co., Ltd.	Piece	7	July 2017	July 2017
348.	SIEMENS power module	TXS1.12F4	Siemens (China) Co., Ltd.	Piece	2	July 2017	July 2017
349.	SIEMENS interface module	PXX-485.3	Siemens (China) Co., Ltd.	Piece	1	July 2017	July 2017
350.	PXC programmable Bacnet IP DDC controller	PXC100-E96.A		Piece	1	July 2017	July 2017
351.	PXC programmable Bacnet DDC controller	PXC24.3-UCM.A		Piece	3	July 2017	July 2017
352.	PXC programmable Bacnet DDC controller	PXC24.2-EF32.A		Piece	1	July 2017	July 2017
353.	Tardetech IPC	TD-iPC-710i(601)		Set	1	July 2017	July 2017
354.	Central control station	SIEMENs	Siemens (China) Co., Ltd.	Set	1	July 2017	July 2017
355.	OBO plastic fiber slot	300X100X2000	BETTERMANN (Hong Kong) LTD.	Meter	246	July 2017	July 2017
356.	Hikvision disk array	DS-A81116S	Hangzhou Hikvision Digital Technology Co.,Ltd.	Set	6	July 2017	July 2017
357.	Video management platform	IVMS-8700 300 channels		Set	1	July 2017	July 2017
358.	Hikvision outdoor fixed color camera	DS-2CD2610F-IS	Hangzhou Hikvision Digital Technology Co.,Ltd.	Set	8	July 2017	July 2017
359.	Hikvision color fixed hemisphere camera	DS-2CD2710F-IS(2.7-12mm)	Hangzhou Hikvision Digital Technology Co.,Ltd.	Set	45	July 2017	July 2017
360.	Hikvision fixed color camera	DS-2CD22610F-IS(2.7-12mm)	Hangzhou Hikvision Digital Technology Co.,Ltd.	Set	132	July 2017	July 2017
361.	Lenovo server	X3650M5	Lenovo (Beijing) Co., Ltd.	Set	1	July 2017	July 2017
362.	HP printer	Deskjet 2132	China Hewlett-Packard Co. Ltd.	Set	1	July 2017	July 2017
363.	Home-made alarm system printer	SMA-128		Set	1	July 2017	July 2017
364.	Home-made detector power supply	DC12V-5A		Piece	2	July 2017	July 2017

34

365.	honeywell alarm software	IP-ALARMII/4		Set	1	July 2017	July 2017
366.	Longhorn audible and visual alarm	HC-103	Longhorn Technology Co.,Ltd.	Piece	1	July 2017	July 2017
367.	Honeywell multi-wire alarm controller	VISTA-128BPT		Piece	1	July 2017	July 2017
368.	Controlling keyboard of intruder alarm controller	honeywell 6160		Set	1	July 2017	July 2017
369.	Honeywell infrared dual detector	DT-6360STC		Piece	9	July 2017	July 2017
370.	Lenovo all-in-one LCD PC	Think 8350Z	Lenovo (Beijing) Co., Ltd.	Set	3	July 2017	July 2017
371.	Lenovo desktop computer	E72 I7-4785T	Lenovo (Beijing) Co., Ltd.	Set	2	July 2017	July 2017
372.	Huawei electrical interface board card	24 ports	Huawei Technology Co., Ltd.	Piece	1	July 2017	July 2017
373.	Huawei optical interface board card	24 ports	Huawei Technology Co., Ltd.	Piece	1	July 2017	July 2017
374.	Hikvision Network control keyboard	DS-1100K	Hangzhou Hikvision Digital Technology Co.,Ltd.	Piece	1	July 2017	July 2017
375.	Hikvision decoder	DS-6908UD	Hangzhou Hikvision Digital Technology Co.,Ltd.	Set	1	July 2017	July 2017
376.	Hikvision hard disk	ST4000NM0033	Hangzhou Hikvision Digital Technology Co.,Ltd.	Piece	96	July 2017	July 2017
377.	Tongfang power case of door lock	Custom-made	Tsinghua Tongfang Co., Ltd.	Piece	4	July 2017	July 2017
378.	Tongfang power supply of lock	NES-150-12	Tsinghua Tongfang Co., Ltd.	Piece	23	July 2017	July 2017
379.	Tongfang single door magnetic lock	TF-HC-280GF	Tsinghua Tongfang Co., Ltd.	Piece	4	July 2017	July 2017
380.	Streaming media forwarding server	DS-VE22-8B-BBB	Hangzhou Hikvision Digital Technology Co.,Ltd.	Set	1	July 2017	July 2017
381.	Video management server	DS-VE22-8B-BBB	Hangzhou Hikvision Digital Technology Co.,Ltd.	Set	1	July 2017	July 2017
382.	Honeywell network interface module	IP-2000		Piece	1	July 2017	July 2017
383.	Honeywell single zone address module	4193SN		Piece	9	July 2017	July 2017

35

384.	Huawei optical module	SFP-SX-MM850-A	Huawei Technology Co., Ltd.	Piece	24	July 2017	July 2017
385.	Tp-link switch	TP-LINK SG1008	Shenzhen TP-LINK Technologies Co., Ltd.	Set	2	July 2017	July 2017
386.	Huawei core switch	9306	Huawei Technology Co., Ltd.	Set	1	July 2017	July 2017
387.	Huawei core switch	S5700-28C-EI	Huawei Technology Co., Ltd.	Set	1	July 2017	July 2017
388.	Tongfang double door magnetic lock	TF-HC-280GSF	Tsinghua Tongfang Co., Ltd.	Piece	19	July 2017	July 2017
389.	Tongfang door open button	TF-3001K	Tsinghua Tongfang Co., Ltd.	Piece	7	July 2017	July 2017
390.	Tongfang access control card reader (keyboard)	TF-DF6110A	Tsinghua Tongfang Co., Ltd.	Piece	8	July 2017	July 2017
391.	Tongfang access control card reader	TF-DF6100A	Tsinghua Tongfang Co., Ltd.	Piece	31	July 2017	July 2017
392.	Tongfang power case	TFMJ-PW-12	Tsinghua Tongfang Co., Ltd.	Piece	10	July 2017	July 2017
393.	Tongfang four-door single way controller	TFMJ-02-M4	Tsinghua Tongfang Co., Ltd.	Piece	10	July 2017	July 2017
394.	OBO plastic fiber slot	300X100X2000	BETTERMANN (Hong Kong) LTD.	Meter	184	July 2017	July 2017
395.	Huawei 24-port switch with POE	S5700-28P-PWR-LI	Huawei Technology Co., Ltd.	Set	1	July 2017	July 2017
396.	Huawei 48-port switch with POE	S5700-48TP-PWR-SI	Huawei Technology Co., Ltd.	Set	9	July 2017	July 2017
397.	Tongfang contactless card reader	TF-RF2061AB-U	Tsinghua Tongfang Co., Ltd.	Piece	1	July 2017	July 2017
398.	Tongfang electric bolt lock	TF-YB-100+ (4 lines)	Tsinghua Tongfang Co., Ltd.	Piece	12	July 2017	July 2017
399.	Tongfang access control card	TF-CS2000DF-M	Tsinghua Tongfang Co., Ltd.	Piece	100	July 2017	July 2017
400.	Tongfang power case of door lock	Tongfang	Tsinghua Tongfang Co., Ltd.	Piece	17	July 2017	July 2017
401.	MEAN WELL power supply of lock	NES-150-12	Tsinghua Tongfang Co., Ltd.	Piece	34	July 2017	July 2017
402.	Tongfang single door magnetic lock	TF-HC-280GF	Tsinghua Tongfang Co., Ltd.	Piece	15	July 2017	July 2017
403.	Tongfang double door magnetic lock	TF-HC-280GSF	Tsinghua Tongfang Co., Ltd.	Piece	33	July 2017	July 2017
404.	Tongfang door open button	TF-3100K	Tsinghua Tongfang Co., Ltd.	Piece	43	July 2017	July 2017

36

405.	Tongfang access control card reader (keyboard)	TF-DF6110A	Tsinghua Tongfang Co., Ltd.	Piece	36	July 2017	July 2017
406.	Tongfang access control card reader	TF-DF6100A	Tsinghua Tongfang Co., Ltd.	Piece	77	July 2017	July 2017
407.	Tongfang power case	TFMJ-PW-12	Tsinghua Tongfang Co., Ltd.	Piece	30	July 2017	July 2017
408.	Tongfang four-door single way controller	TFMJ-02-M4	Tsinghua Tongfang Co., Ltd.	Piece	28	July 2017	July 2017
409.	Tongfang double-door single way controller	TFMJ-02-M2	Tsinghua Tongfang Co., Ltd.	Piece	1	July 2017	July 2017
410.	OBO plastic fiber slot	300X100X2000	BETTERMANN (Hong Kong) LTD.	Meter	494	July 2017	July 2017
411.	Meijing LCD monitor	MG-M4600	Shenzhen Meijing Technology Co. Ltd.	Set	8	July 2017	July 2017
412.	PDU device	C2500D5A	Beijing Wings of Light Information Technology Co., Ltd.	Piece	6000	July 2017	July 2017
413.	PDU transformation		Beijing Wings of Light Information Technology Co., Ltd.	Piece	218	July 2017	July 2017
414.	First incoming cabinet	KYN28A-12Z	Beijing First Switchgear Co., Ltd.	Set	2	July 2017	July 2017
415.	First spare incoming cabinet	KYN28A-12Z	Beijing First Switchgear Co., Ltd.	Set	2	July 2017	July 2017
416.	First lightning arrester cabinet	KYN28A-12ZPT	Beijing First Switchgear Co., Ltd.	Set	2	July 2017	July 2017
417.	First incoming line isolation PT cabinet	KYN28A-12Z	Beijing First Switchgear Co., Ltd.	Set	6	July 2017	July 2017
418.	First transformer outlet cabinet	KYN28A-12Z	Beijing First Switchgear Co., Ltd.	Set	8	July 2017	July 2017
419.	First feeder cabinet	KYN28A-12Z	Beijing First Switchgear Co., Ltd.	Set	8	July 2017	July 2017
420.	First bus bar cabinet	TMY-80*10 10KV	Beijing First Switchgear Co., Ltd.	Set	1	July 2017	July 2017
421.	First auxiliary capacitance cabinet	(300Kvar)	Beijing First Switchgear Co., Ltd.	Set	6	July 2017	July 2017
422.	First Blokset outlet cabinet	Blokset	Beijing First Switchgear Co., Ltd.	Set	1	July 2017	July 2017
423.	First Blokset main capacitance cabinet	(300Kvar)	Beijing First Switchgear Co., Ltd.	Set	6	July 2017	July 2017
424.	First Blokset outlet cabinet	Blokset	Beijing First Switchgear Co., Ltd.	Set	2	July 2017	July 2017

37

425.	First Blokset outlet cabinet	Blokset	Beijing First Switchgear Co., Ltd.	Set	2	July 2017	July 2017
426.	First Blokset outlet cabinet	Blokset	Beijing First Switchgear Co., Ltd.	Set	2	July 2017	July 2017
427.	First Blokset outlet cabinet	Blokset	Beijing First Switchgear Co., Ltd.	Set	2	July 2017	July 2017
428.	First Blokset outlet cabinet	Blokset	Beijing First Switchgear Co., Ltd.	Set	1	July 2017	July 2017
429.	First Blokset outlet cabinet	Blokset	Beijing First Switchgear Co., Ltd.	Set	1	July 2017	July 2017
430.	First Blokset outlet cabinet	Blokset	Beijing First Switchgear Co., Ltd.	Set	1	July 2017	July 2017
431.	First Blokset outlet cabinet	Blokset	Beijing First Switchgear Co., Ltd.	Set	4	July 2017	July 2017
432.	First Blokset incoming cabinet	Blokset	Beijing First Switchgear Co., Ltd.	Set	5	July 2017	July 2017
433.	First Blokset incoming cabinet	Blokset	Beijing First Switchgear Co., Ltd.	Set	1	July 2017	July 2017
434.	First Blokset bus bar cabinet	Blokset	Beijing First Switchgear Co., Ltd.	Set	3	July 2017	July 2017
435.	First Blokset outlet cabinet	Blokset	Beijing First Switchgear Co., Ltd.	Set	2	July 2017	July 2017
436.	First Blokset outlet cabinet	Blokset	Beijing First Switchgear Co., Ltd.	Set	10	July 2017	July 2017
437.	First 4000A 0.38KV bus bar bridge	4000A	Beijing First Switchgear Co., Ltd.	Set	3	July 2017	July 2017
438.	3# Building Phase I UPS device	UPS5000A-400KVA	Huawei Technology Co., Ltd.	Set	4	July 2017	July 2017
439.	3# Building Phase I battery monitoring system	H3G-TA	Huawei Technology Co., Ltd.	Set	1	July 2017	July 2017
440.	10KV transformer	SCB11-2000KVA	Beijing Zhongdian Keyuan Electric Equipment Co., Ltd.	Set	1	July 2017	July 2017
441.	10KV transformer	SCB11-2000KVA	Beijing Zhongdian Keyuan Electric Equipment Co., Ltd.	Set	1	July 2017	July 2017
442.	10KV transformer	SCB11-2000KVA	Beijing Zhongdian Keyuan Electric Equipment Co., Ltd.	Set	1	July 2017	July 2017
443.	10KV transformer	SCB11-2000KVA	Beijing Zhongdian Keyuan Electric Equipment Co., Ltd.	Set	1	July 2017	July 2017
444.	10KV transformer	SCB11-2000KVA	Beijing Zhongdian Keyuan Electric Equipment Co., Ltd.	Set	1	July 2017	July 2017
445.	10KV transformer	SCB11-2000KVA	Beijing Zhongdian Keyuan Electric Equipment Co., Ltd.	Set	1	July 2017	July 2017

38

5.	List of Intangible Assets

No.	Account Name	No. of Land Use Right Certificate
4-12-1	Intangible Assets - Land Use Right	JinShunGuoYong (2015) No. 00086

39

Appendix II. Delivery Details

(1) Common seal, financial seal, corporate seal and any other seals of the Company;

(2) All application documents for changes of industrial and commercial registration required by the competent industrial and commercial administration, duly completed and affixed with the common seal;

(3) The Company shall hold a shareholders' meeting and pass the following resolutions:

(a) Relevant persons designated by Party B be appointed as the executive director and supervisors as of the Delivery Date;

(b) Amendments to the articles of association the Company be adopted, to reflect information of shareholders and the above changes.

(4) All vouchers, general ledger, subsidiary ledger, electronic version of financial account set, detail statement of account, bank statements, cash inventory statements, bank reconciliation statements and other financial information of the Company for the period from the establishment of the Company to the Delivery Date;

(5) Audit reports or statements over the years;

(6) License for bank account opening, e-bank shield, unused checks, and cash;

(7) Unused invoices, tax control equipment, electronic certificates, and tax returns;

(8) Appraisal reports relating to each capital increase;

(9) Original incorporation documents and certificates of the Company, including business license, tax registration certificate and organization code certificate;

(10) Original House Property Ownership Certificate and State-owned Land Use Right Certificate for the house properties in the name of the Company;

(11) The Property and machine-room equipment in the name of the Company which have passed the acceptance inspection by Party B;

Both Parties agree, Party A shall complete the procedures for changes of industrial and commercial registration for the equity transfer hereunder within 21 business days after the Delivery Date, and Party B shall fully cooperate therewith.

40